As filed with the Securities and Exchange Commission on November 22, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CITIZENS, INC.
(Exact name of registrant as specified in its charter)

COLORADO	84-0755371
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
11815 Alterra Parkway, Floor 15, Austin, TX 78758
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Sheryl Kinlaw
Chief Legal Officer and Secretary
11815 Alterra Parkway, Floor 15
Austin, Texas 78758
Phone: (512) 879-0890
(Name, address, including zip code, and telephone number, including area code of agent for service)

Approximate date of commencement of proposed sale to public: From time to time after this Registration Statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
Emerging growth company	☐
If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED November 22, 2024

PROSPECTUS

_____________________________________

CITIZENS, INC.
STOCK INVESTMENT PLAN
Up to 5,000,000 Shares of Class A Common Stock
This prospectus relates to 5,000,000 shares of Citizens, Inc. Class A common stock, registered for purchase under the Citizens, Inc. Stock Investment Plan (the “Plan”). This prospectus provides a general description of the Plan and the securities we may offer through the Plan.

The Plan provides existing holders of shares of our Class A common stock and new investors with a convenient and economical means of purchasing shares of our Class A common stock.

Plan highlights include:
•Purchase our Class A common stock through a convenient, low-cost method;
•Build your investment over time, starting with as little as $5001;
•Purchase shares directly through the Internet or by check;
•Authorize automatic monthly investments of $50 or more from your U.S. bank account;
•Invest up to $120,000 per year2; and
•A convenient method for our insurance policyholders to use any cash dividends paid on our policies and for our independent consultants to use commissions earned to purchase shares of our Class A common stock.

We may issue up to 5,000,000 authorized but unissued shares of our Class A common stock under the Plan. Under the Plan, the administrator, Computershare Trust Company, N.A. ("Computershare"), an agent independent of us, may purchase shares of our Class A common stock in the open market or, at our option, directly from us from newly issued or treasury shares for the account of the participants who enroll in the Plan with proceeds provided by Plan participants. If we do not choose to issue new or treasury shares, none of the shares registered under this offering will be used.

Offering Price: If we issue new or treasury shares, the offering price will be the average of the high and low sales price of our Class A common stock on the New York Stock Exchange during regular trading hours for that investment date. For shares purchased through Computershare in the open market, such shares will generally be purchased through a bulk purchase order and each Plan participant will receive the weighted average price of all shares of our Class A common stock purchased by the Plan administrator’s broker for such order on the investment date.

Our Class A common stock is traded on the New York Stock Exchange under the ticker symbol “CIA.” The closing price of our Class A common stock on November 18, 2024 was $4.66 per share.

Our principal executive office is located at 11815 Alterra Pkwy., Floor 15, Austin, Texas 78758, and our telephone number is (512)837-7100.

1 Minimum amount does not apply to policyholders investing policy dividends or independent consultants investing commissions.
2 We may waive the maximum investment amount in certain circumstances at our sole discretion.

INVESTING IN OUR CLASS A COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS DESCRIBED HEREIN.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

WE SPONSOR THE PLAN AND THE PLAN ADMINISTRATOR ADMINISTERS THE PLAN. THE SECURITIES HELD IN PLAN ACCOUNTS ON BEHALF OF PARTICIPANTS ARE NOT SUBJECT TO PROTECTION UNDER THE SECURITIES INVESTOR PROTECTION ACT OF 1970. YOU MUST MAKE INDEPENDENT INVESTMENT DECISIONS WITH RESPECT TO YOUR PARTICIPATION IN THE PLAN BASED ON YOUR OWN JUDGMENT AND RESEARCH.

PLAN ACCOUNTS ARE NOT SAVINGS ACCOUNTS, DEPOSIT ACCOUNTS OR OBLIGATIONS OF A BANK. THUS, PLAN ACCOUNTS ARE NOT INSURED BY THE FDIC, SIPC OR ANY OTHER GOVERNMENT AGENCY, AND MAY LOSE VALUE. THERE IS NO BANK GUARANTY OF YOUR PLAN ACCOUNT OR THE SECURITIES IN YOUR ACCOUNT.

You should rely solely on the information contained, or incorporated by reference, in this prospectus. We have not authorized anyone to provide you with information different from that contained, or incorporated by reference, in this prospectus. We are offering to sell shares of Class A common stock pursuant to the Plan only in jurisdictions where offers and sales are permitted. The information contained, or incorporated by reference, in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the shares.

The date of this prospectus is , 2024

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3, which we refer to in this document as the “registration statement,” that has been filed with the Securities and Exchange Commission (the “SEC”) by Citizens, Inc., a Colorado corporation (which we refer to in this prospectus as “we,” “us,” “our”, “Citizens” or the “Company”) to register shares of our Class A common stock that may be issued under the Plan.
This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement, including the exhibits. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the rules and regulations of the SEC require that such agreement or document be filed as an exhibit to the registration statement, please see such agreement or document for a complete description of these matters.
You should rely only on the information contained or incorporated by reference in this prospectus to decide whether you wish to participate in the Plan. We have not authorized anyone to provide you with information that is different from what is contained in this prospectus. You should not assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of the applicable document, and neither the delivery of this prospectus nor the issuance of shares pursuant to the Plan shall create any implication to the contrary. Our business, financial condition, results of operations and prospects may have changed since that date.
You should not consider any information in this prospectus or any prospectus supplement to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding the investment in our common stock. We are not making any representation to you regarding the legality of an investment in our common stock by you under applicable investment or similar laws.
We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. Neither this prospectus nor any prospectus supplement accompanying the prospectus constitutes an offer, or an invitation on our behalf or on behalf of the underwriters, to subscribe for and purchase any of the securities and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.
Before enrolling in the Plan, you should carefully read both this prospectus together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” If you own shares of Citizens Class A common stock now, or if you decide to buy shares in the future, then please keep this prospectus with your permanent investment records, since it contains important information about the Plan.
The registration statement containing this prospectus, including exhibits, may be obtained and read at the SEC’s Internet website found at http://www.sec.gov or as described below under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the website maintained by the SEC at www.sec.gov. We also make our SEC filings accessible on our website at www.citizensinc.com. The reference to our website is intended to be an inactive textual reference only. The information on or connected to our website is not a part of this prospectus or any prospectus supplement and is not incorporated into this prospectus or any prospectus supplement.
We will provide, without charge, to each person to whom a copy of this prospectus has been delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (other than certain exhibits to such documents not specifically incorporated by reference). You may obtain documents incorporated by reference into this prospectus by requesting them in writing or by telephone from us at the following address: 11815 Alterra Pkwy., Floor 15, Austin, Texas 78758, Attention: Secretary, telephone (512) 837-7100, e-mail legal@citizensinc.com.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus are not statements of historical fact and constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Forward-looking statements can also be identified by words such as “future,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “will,” “would,” “could,” “can,” “may,” and similar terms. Forward-looking statements are not guarantees of future performance and the Company’s actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such differences include, but are not limited to, those discussed under the heading “Risk Factors”. The Company assumes no obligation to revise or update any forward-looking statements for any reason, except as required by law.

INFORMATION ABOUT CITIZENS, INC.

Citizens, Inc. ("Citizens" or the "Company") is an insurance holding company incorporated in Colorado serving the life insurance needs of individuals in the United States since 1969 and internationally since 1975. Through our domestic insurance subsidiaries, we are licensed to provide insurance benefits to residents in 42 U.S. states and through our international subsidiary, we provide insurance benefits to residents in over 75 different countries. We pursue a strategy of offering traditional insurance products in niche markets where we believe we are able to achieve competitive advantages. As of September 30, 2024, we had approximately $1.7 billion of total assets and approximately $5.2 billion of direct insurance in force.

We operate in two business segments:

•Life Insurance –
◦Internationally, we sell U.S. dollar-denominated ordinary whole life insurance and endowment policies to non-U.S. residents located principally in Latin America and the Pacific Rim. We sell these products through independent consultants in various countries.
◦Our domestic life insurance business issues primarily ordinary whole life, final expense and life products with living benefits throughout the U.S. We sell these products through independent agent channels.
•Home Service Insurance segment – in this segment we sell final expense life insurance policies to middle- and lower-income households in Louisiana, Mississippi and Arkansas. We sell these products through independent agents and funeral homes.

Our principal executive office is located at 11815 Alterra Pkwy., Floor 15, Austin, Texas 78758, and our telephone number is (512) 837-7100. Our website is www.citizensinc.com. The information on our website is not intended to constitute and shall not be deemed to constitute part of this prospectus.

SUMMARY PLAN INFORMATION

The following summary of the Plan focuses on the material terms of the Plan and may omit certain information that may be important to you. The summary is qualified in its entirety by reference to the text of the complete Plan, attached as Appendix A to this prospectus.
The Transaction and Fee Table that is attached to this prospectus as Appendix B sets forth in summary form the transaction types, the minimum and maximum permitted investments, and the Transaction Fees associated with the respective transaction types. The information set forth in the Transaction and Fee Table is discussed in more detail below.
You should carefully read this prospectus to find out more about the Plan. You must make any investment decision concerning your participation in the Plan based on your own judgment and research. Your participation in the Plan is entirely voluntary, and you may terminate your participation at any time. You should keep this prospectus and all account statements for future reference. If you have any questions about the Plan, please contact the Plan administrator, as set forth below under “Plan Administrator.”
EXCEPT FOR DELIVERY OF COPIES OF THIS PROSPECTUS AND RELATED MATERIALS FOR CLERICAL PURPOSES ONLY, WE HAVE NOT AUTHORIZED ANY OF OUR EMPLOYEES OR INDEPENDENT CONSULTANTS TO ANSWER QUESTIONS OR RESPOND TO NON-MINISTERIAL INQUIRIES CONCERNING THE PLAN, AND YOU MUST

INSTEAD CONTACT THE PLAN ADMINISTRATOR. ANY PERSON WHO CONTACTS US CONCERNING THE PLAN WILL BE REFERRED TO THE PLAN ADMINISTRATOR FOR RESPONSES TO THE PERSON’S QUESTIONS AND NON-MINISTERIAL INQUIRIES.
What is the purpose of the Plan?
The purpose of the Plan is to provide a convenient and economical means to purchase our Class A common stock without payment of any brokerage commissions by our shareholders, insurance policyholders, independent consultants who sell our insurance policies, employees, directors and new investors who are not members of any of the preceding groups but independently inquire about the Plan.
The Plan allows for beneficial owners to have Class A common stock registered on our records in their names, in contrast to the common practice of registering the shares in the street name of a broker, who holds the shares on behalf of an investor.
The Plan is intended primarily to benefit long-term investors who seek to increase their investment in our Class A common stock and not for the benefit of individuals or institutions that engage in short-term trading activities that could cause aberrations in the overall trading volume of our Class A common stock. We reserve the right to reject, modify, suspend or terminate participation in this Plan by otherwise eligible participants in order to eliminate practices that are inconsistent with the purpose of the Plan or for any other reason. We also may use the Plan to raise additional capital through the direct sale of shares of our Class A common stock to shareholders or new investors, who, in connection with any resales of such shares, may be deemed to be underwriters. Our ability to waive limitations applicable to the amounts that participants may invest pursuant to the optional cash purchase feature of the Plan will allow for these sales to raise additional capital.
Am I eligible to participate in the Plan?
The Plan is offered to existing record holders of our Class A common stock, owners of insurance policies issued by the Company or our subsidiaries, our employees, directors and our independent consultants. Copies of this prospectus will be provided to members of these groups upon their request. We may distribute copies of this prospectus to members of these groups without first receiving a request.
The Plan may also be offered to other persons who make inquiries regarding the Plan to us or the Plan administrator. A copy of this prospectus may be delivered to persons who make these inquiries upon their request.
If you wish to participate in the Plan, you may do so only after receiving a copy of this prospectus, and you must complete an enrollment form, return it to the Plan administrator and comply with any other applicable requirements as set forth below and in the copy of the Plan included at the end of this prospectus and as may be communicated to you by the Plan administrator.
Can I participate in the Plan if I am a non-U.S. resident?
If you live outside the U.S., you should first determine if there are any laws or governmental regulations that would prohibit your participation in the Plan. If you live outside the U.S., you may be requested to provide satisfactory evidence to the Plan administrator that your participation in the Plan would not violate local laws applicable to us, the Plan, or you. We reserve the right to terminate participation of any stockholder and to refuse participation in the Plan to any person if it deems it advisable under any foreign laws or regulations.
How do I enroll in the Plan?
Both existing and prospective Class A common stockholders may enroll in the Plan via the Internet by going to www.computershare.com/investor and following the instructions provided, or by completing and returning an enrollment form to the Plan administrator. To receive a Plan enrollment form or additional copies of this prospectus, simply contact the Plan administrator as set forth below under “Plan Administrator.”
If you are not a registered owner of our Class A common stock, you can get started in the Plan by returning a completed enrollment form to the Plan administrator, along with your check payable to: Computershare – Citizens, Inc. The minimum initial investment amount is $500. If you join the Plan via the Internet, you may fund your initial investment with a one-time online bank debit from your U.S. bank account. Alternatively, you can agree to authorize a minimum of ten consecutive automatic deductions of at least $50 each from your U.S. bank account to fund the amount of your initial investment. The Plan administrator will arrange for the purchase of shares for your account but will not pay interest on amounts held pending investment. Please allow two weeks for your account to be established, initial shares to be purchased and a statement to be mailed to you.
The minimum initial investment amount does not apply to our policyholders who have elected to assign policy benefits (including dividends) or our independent consultants who elect to have their commissions withheld for purchase of Class A common stock under the Plan.

What investment options are available under the Plan?
Once enrolled in the Plan, you may purchase our Class A common stock through the following investment options:
Optional Cash Investments. You can purchase our shares of our Class A common stock by using the Plan’s optional cash purchase feature. To purchase shares using this feature, you must invest at least $50 at any one time (at least $500 for an initial investment if you are not already a shareholder), but you cannot invest more than $120,000 in any calendar year. However, we may, at our discretion, waive the maximum limit upon request. You have no obligation to make any optional cash purchases under the Plan.

You may make optional cash investments by sending a check to the Plan administrator payable to: Computershare – Citizens, Inc. To facilitate processing of your investment, please use the transaction stub located on the bottom of your Plan statement. Mail your investment and transaction stub to the address specified on the statement. The Plan administrator will not accept cash, traveler’s checks, money orders or third party checks. You may also invest by making a one-time online bank debit from your U.S. bank account.
To invest on a regular, periodic basis, you may authorize monthly automatic deductions of $50 or more from your U.S. bank account. To initiate automatic deductions, you may enroll through the Plan administrator’s website, www.computershare.com/investor, or, complete and sign an Authorization Form for Automatic Deductions and return it to the Plan administrator. Forms will be processed and will become effective as promptly as practicable; however, you should allow four to six weeks for your first investment to be initiated. Once automatic deductions are initiated, funds will be drawn from your account on either the 1st or 15th of each month, or both (as chosen by you, or the next business day if either the 1st or the 15th is not a business day, and will normally be invested within five business days). Automatic deductions will continue at the level you set until you change your instructions by notifying the Plan administrator.
You may also make optional cash investments by going to the Plan administrator’s website, www.computershare.com/investor, and authorizing a one-time online bank debit from an account at U.S. bank or financial institution. You should refer to the online confirmation for the account debit date and investment date.
In the event that your check for an optional cash investment is returned unpaid for any reason, or an authorized electronic funds transfer cannot be affected, the Plan administrator will consider the request for investment of such funds null and void, and the Plan administrator will immediately remove from your account those shares, if any, purchased upon the prior credit of such funds. The Plan administrator will thereupon be entitled to sell shares to satisfy an uncollected amount plus a fee of $35. If the net proceeds of the sale of such shares are insufficient to satisfy the balance of such uncollected amounts, the Plan administrator will be entitled to sell such additional shares from your account as may be necessary to satisfy the uncollected balance.
Assignment of Policy Benefits, Commissions or Earnings. Owners of our insurance policies may elect to assign their policy benefits, including dividends on a life insurance policy, to the Plan to be invested in our Class A common stock. Likewise, our employees, directors and independent consultants may elect to participate in the Plan by electing to have a portion of their earnings automatically invested in Class A common stock through the Plan (collectively, the “Other Investment Options”). The minimum investment requirement for investors who purchase our Class A common stock through one of these Other Investment Options is $500 for an initial investment and $50 for each subsequent investment. The minimum amounts do not apply to our insurance policyholders or our independent consultants whose initial investment is made through an assignment of policy benefits or commissions. We reserve the right in our sole discretion to terminate the right of policyholders to invest their cash dividends on their policies or the rights of our independent consultants to invest their earnings in the Plan.

Dividend Reinvestment Options. If and when we declare dividends on our Class A common stock, you may choose to reinvest the dividends on all, none or any portion of your shares toward the purchase of additional shares of Class A common stock. However, historically we have not paid cash dividends on our Class A common stock and we do not presently have plans for doing so. You can change your dividend reinvestment election at any time by notifying the Plan administrator. For a particular dividend to be reinvested, your notification must be received before the record date for that dividend.
How are my shares purchased and what is the purchase price?
At our option, shares of our Class A common stock may be purchased in the open market through a registered broker or directly from us.
For shares of our Class A common stock purchased in the open market, such shares will be purchased by the Plan administrator through its broker on any securities exchange where such shares are traded, in the over-the-counter market, or by negotiated transactions, upon such terms with respect to price, delivery and other items, as the Plan administrator may accept. The Plan administrator may combine Plan participant purchase requests with other purchase requests received from other Plan participants and may submit the combined purchase requests in bulk to the Plan administrator’s broker as a single purchase order. Purchase requests may be combined, at the Plan administrator’s discretion, according to one or more factors such as purchase type (e.g., dividend reinvestment, one-time online bank debit, check), request date, or request delivery method (e.g., online, regular mail). The Plan administrator will submit bulk purchase orders to its broker as and when required under the terms of the Plan. The Plan administrator’s broker may execute each bulk purchase order in one or more transactions over one or more days, depending on market conditions. Each Plan participant whose purchase request is included in each bulk purchase order will receive the weighted average price of all shares of our Class A common stock purchased by the Plan administrator’s broker for such order on the investment date. On any given trading day, open market purchases made by the Plan administrator may not exceed a certain percentage cap of the average daily trading volume of our Class A common stock, as agreed by the Plan administrator and us from time to time.
For shares of our Class A common stock purchased directly from us, the price will be the average of the high and low sales prices of our Class A common stock on the New York Stock Exchange during regular trading hours for that investment date. If the New York Stock Exchange is open for trading on an investment date but no trading in shares of our Class A common stock occurs on the New York Stock Exchange for that date, we will determine your price per share on the basis of market quotations as we deem appropriate. Shares of our Class A common stock purchased by participants in the Plan may be treasury shares or newly issued shares of our Class A common stock, at our discretion.
When are my funds invested?
After deduction of any applicable service and trading fees, the Plan administrator fully invests money paid to the Plan in our Class A common stock either through the purchase of shares in the open market or directly from us. There may be a delay between the time that you enroll in the Plan or the time money is paid to the Plan administrator and the time that the Plan administrator purchases shares of Class A common stock for your account under the Plan. The Plan Administrator will wait up to three business days after receipt of a check or electronic funds transfer to ensure it receives good funds and will then seek to purchase shares for optional cash investments on the next optional cash investment date. In the unlikely event that, due to unusual market conditions, the Plan administrator is unable to invest the funds within 35 days, the Plan administrator will return the funds to you by check. No interest will be paid on funds held by the Plan administrator pending investment. Shares will be purchased beginning on an investment date, which means each business day on which the Plan administrator determines that sufficient initial cash investments, optional cash investments, assigned policy benefits (including policyholder dividends) and commissions or earnings have been received and not previously invested to warrant investing amounts in our Class A common stock; provide, however, there will be at least one investment date in any week in which the Plan administrator receives funds for at least one investment.

In the event that your check for an optional cash investment is returned unpaid for any reason, or an authorized electronic funds transfer cannot be affected, the Plan administrator will consider the request for investment of such funds null and void, and the Plan administrator will immediately remove from your account those shares, if any, purchased upon the prior credit of such funds. The Plan administrator will thereupon be entitled to sell shares to satisfy an uncollected amount plus a fee of $35. If the net proceeds of the sale of such shares are insufficient to satisfy the balance of such uncollected amounts, the Plan administrator will be entitled to sell such additional shares from your account as may be necessary to satisfy the uncollected balance.
Your account will be credited with that number of shares, including fractional shares computed to six decimal places.
Will I receive a stock certificate?
We will not issue a certificate for any shares of Class A common stock purchased under the Plan. The number of shares purchased for your account under the Plan will appear on your statement of account in book-entry form. Additionally, as a Plan participant, you can deposit (i) any certificates you currently hold for our Class A common stock, or (ii) any shares you may hold in a brokerage, bank or other intermediary account, into your Plan account for safekeeping at no additional cost. The advantage of holding shares in book-entry form under the Plan is protection against certificate loss, theft or damage. If your shares are held in a brokerage, bank or other intermediary account, and you wish to participate directly in the Plan, you should direct your broker, bank or trustee to register some or all of your shares of Class A common stock directly in your name. A stockholder can deposit stock certificates for safekeeping when enrolling in the Plan or at any time thereafter.
How is my investment tracked?
The Plan administrator will send a statement of account to you at least annually, and will send additional statements upon your reasonable request. In addition, the Plan administrator will send statements to you when you make an initial or optional cash investment or a deposit, transfer or withdrawal of shares. The statement will include specific cost basis information in accordance with applicable law.
Please retain your Plan statements to establish the cost basis of shares purchased under the Plan for income tax and other purposes.
You may also view year-to-date transaction activity in your Plan account for the current year, as well as activity in prior years, by accessing your Plan account through the Internet at the Plan administrator’s website, www.computershare.com/investor. You should notify the Plan administrator promptly of any change in address since all notices, statements and reports will be mailed to your address of record.

How do I sell my shares out of the Plan?
You may sell any number of shares held in your Plan account by notifying the Plan administrator by telephone, over the Internet or in writing. If you have a certificate for any shares which you desire to sell, you must deliver the certificate as the Plan administrator directs in order to effect the sale.
Attached to this prospectus as Appendix B is a table (the “Transaction and Fee Table”) that sets forth transaction types, the minimum and maximum permitted investments, and the service and trading fees, including any brokerage commissions the Plan administrator is required to pay (such fees and commissions, “Transaction Fees”) associated with the respective transaction types. We reserve the right to amend the Plan and change the amounts and types of Transaction Fees.
You have four choices when making a sale, depending on how you submit your sale request, as follows:
•Market Order: A market order is a request to sell shares promptly at the current market price. Market order sales are only available at www.computershare.com/investor through Investor Center or by calling the Plan administrator directly at 1-877-785-9659. Market order sale requests received at www.computershare.com/investor through Investor Center or by telephone will be placed promptly upon receipt during market hours (normally 9:30 a.m. to 4:00 p.m. Eastern time). Any orders received after 4:00 p.m. Eastern time will be placed promptly on the next day the market is open. Depending on the number of shares being sold and the current trading volume in the shares, a market order may only be partially filled or not filled at all on the trading day in which it is placed, in which case the order, or remainder of the order, as applicable, will be cancelled at the end of such day. To determine if your shares were sold, you should check your account online at www.computershare/investor through Investor Center or call the Plan administrator directly at 1-877-785-9659. The price will be the market price of the sale obtained by the Plan administrator’s broker, less a service fee of $25 and a trading fee of $0.12 per share sold.

•Batch Order: A batch order is an accumulation of all sale requests for a security submitted together as a collective request. Batch orders are submitted on each market day, assuming there are sale requests to be processed. Sale instructions for batch orders received by the Plan administrator will be processed no later than five business days after the date on which the order is received (except where deferral is required under applicable federal or state laws or regulations), assuming the applicable market is open for trading and sufficient market liquidity exists. All sales requests received in writing will be submitted as batch order sales. The Plan administrator will cause your shares to be sold on the open market within five business days of receipt of your request. To maximize cost savings for batch order sales requests, the Plan administrator may combine each selling participant’s shares with those of other selling participants. In every case of a batch order sale, the price to each selling participant shall be the weighted average sale price obtained by the Plan administrator’s broker for each aggregate order placed by the Plan administrator and executed by the broker, less a service fee of $25 and a trading fee of $0.12 per share sold.

•Day Limit Order: A day limit order is an order to sell shares when and if the shares reach a specific trading price on a specific day. The order is automatically cancelled if the price is not met by the end of that day (or, for orders placed after-market hours, the next day the market is open). Depending on the number of shares being sold and the current trading volume in the shares, such an order may only be partially filled, in which case the remainder of the order will be cancelled. The order may be cancelled by the applicable stock exchange, by the Plan administrator at its sole discretion or, if the Plan administrator’s broker has not filled the order, at your request made online at www.computershare.com/investor through Investor Center or by calling the Plan administrator directly at 1-877-785-9659. Each day limit order sale will incur a service fee of $25 per sale and a trading fee of $0.12 per share sold.

•Good-Til-Cancelled (“GTC”) Limit Order: A GTC limit order is an order to sell shares when and if the shares reach a specific trading price at any time while the order remains open (generally up to 30 days). Depending on the number of shares being sold and the current trading volume in the shares, sales may be executed in multiple transactions and over more than one day. If shares are traded on more than one day during which the market is open, a separate fee will be charged for each such day. The order (or any unexecuted portion thereof) is automatically cancelled if the trading price is not met by the end of the order period. The order may be cancelled by the applicable stock exchange, by the Plan administrator at is sole discretion or, if the Plan administrator’s broker has not filled the order, at your request made online at www.computershare.com/investor through Investor Center or by calling the Plan administrator directly at 1-877-785-9659. Each GTC limit order sale will incur a service fee of $25 per sale and a trading fee of $0.12 per share sold.
Per share trading fees include any applicable brokerage commissions the Plan administrator is required to pay. Any fractional share will be rounded up to a whole share for purposes of calculating the per share trading fee.
All sales requests processed over the telephone will entail an additional fee of $15 if the assistance of a Customer Service Representative is required when selling shares.

The Plan administrator may, for various reasons, require a transaction request to be submitted in writing. Participants should contact the Plan administrator to determine if their particular request, including any sale request, must be submitted in writing. The Plan administrator reserves the right to decline to process a sale if it determines, in its sole discretion, that supporting legal documentation is required. In addition, if you elect to sell shares through the Plan administrator, you will not have any authority or power to direct the time or price at which shares are sold (except for prices specified for day limit orders or GTC limit orders) and only the Plan administrator will select the broker through or from whom sales are to be made.
You should be aware that the price of our Class A common stock may rise or fall during the period between a request for sale, its receipt by the Plan administrator, and the ultimate sale on the open market. Instructions for a market order or a batch sale are binding and may not be rescinded.
Alternatively you may choose to sell your shares through a broker of your choice.
May I gift or transfer my shares out of the Plan?
You may gift or transfer all or part of your shares to any recipient you choose by completing and signing a transfer request form provided by the Plan administrator. If the recipient is already a participant in the Plan, the shares will be credited to the participant’s account. The additional shares in the participant’s account will be subject to whatever election the recipient has made concerning dividend reinvestment. If the recipient is not a participant, a new account will be opened in the recipient’s name, and you may make a dividend reinvestment election on behalf of the recipient. However, the recipient at any time may change the dividend reinvestment election or terminate the recipient’s participation in the Plan. Gifting all or part of your shares may have tax consequences, including imposition of gift tax and reporting with respect to the tax laws applicable to gifts. We strongly recommend you consult with your own tax advisor as to the implications and reporting responsibilities with respect to making a gift or similar transaction. You may request a copy of the Transfer of Ownership Form by calling the Plan administrator or by downloading the forms from the Plan administrator’s website at www.computershare.com/investor. You may call the Plan administrator at 1-877-785-9659 for complete transfer instructions. You may also obtain information about transferring your shares through the Computershare Transfer Wizard at www.computershare.com/transferwizard. The Transfer Wizard will guide you through the transfer process, assist you in completing the transfer form, and identify other necessary documentation you may need to provide.
What shareholder rights do I have when I purchase Class A Common Stock through the Plan?
Upon purchase of shares through the Plan, you will have all rights as a holder of our Class A common stock as provided in our Restated and Amended Articles of Incorporation (“Articles”) and Amended and Restated Bylaws (“Bylaws”) and under applicable Colorado law governing business corporations. Under our Articles, shares of two classes of common stock – Class A common stock and Class B common stock – are authorized; however, as of the date of this prospectus, there are no shares of Class B common stock outstanding. All of the shares of Class B common stock are held by the Company and classified as treasury shares. As of November 1, 2024, we had 49,906,575 shares of Class A common stock issued and outstanding, no par value.
The voting rights of our Class A common stock and Class B common stock are equal in all respects except with regard to the election of our directors. The holders of Class B common stock have the exclusive right to elect a simple majority of the members of our board of directors, and the holders of the Class A common stock have the exclusive right to elect the remaining directors. Cumulative voting rights are not allowed in the election of directors. A majority vote of all outstanding shares of the Class A and Class B common stock, each voting separately as a class, would be required for approval of extraordinary corporate transactions, such as a merger or the sale of substantially all of our assets. For other types of actions, a majority vote of a quorum of stockholders at a meeting, represented in person or by proxy, is necessary. Because there are no shares of Class B common stock outstanding, the holders of the Class A common stock currently elect all of the directors of the board and would be the only shareholders to vote for approval of an extraordinary corporate transaction or any other matter brought before the shareholders. The Company may not re-issue any shares of Class B common stock without the approval of the insurance regulators of the states in which the Company’s insurance subsidiaries are domiciled.
We have not, to date, declared or paid any cash dividends on any of our common stock, and we have no present plans for doing so. However, if we were to declare a cash dividend, the dividend per share on the Class A common stock would be required to be twice the cash dividend per share on the Class B common stock.
Our stockholders have no preemptive rights to purchase stock in connection with an issuance of stock by us.
Stockholder Materials and Voting Rights
We will send or forward to you all applicable proxy solicitation materials, other stockholder materials or consent solicitation materials. You shall have the exclusive right to exercise all voting rights respecting your shares. You may vote any of your whole or fractional shares of which you are the record holder in person or by proxy. Your proxy card shall include your whole or fractional shares of which you are the record holder. Your shares shall not be voted unless you vote them. However, unless you notify us in writing that you elect to withhold the Plan administrator’s authority, under the terms of the Plan, the Plan administrator is deemed to have the written authorization to appear in person or by proxy at any annual or special meeting of shareholders of the Company and to submit your unvoted shares at the meeting for the sole purpose of determining a quorum.
Solicitation of the exercise of your voting rights by the management of the Company or others under a proxy or consent provision applicable to all holders of common stock shall be permitted. Solicitation of the exercise of your tender or exchange offer rights by management of the Company or others shall also be permitted.
How do I withdraw from participation in the Plan?
You may withdraw from the Plan at any time. In order to withdraw from the Plan, you must provide notice instructing the Plan administrator to terminate your account. If the Plan administrator receives such notice near a record date for an account whose dividends are to be reinvested, the Plan administrator, in its sole discretion, may either distribute such dividends in cash or reinvest them in shares on your behalf. In the event reinvestment is made, the Plan administrator will process the termination as soon as practicable, but in no event later than five business days after the investment is completed. To terminate your account, call, write or submit your request through the Internet to the Plan administrator.
If you have assigned benefits from one of our life insurance policies, or sales commissions, you must also notify us in writing of your desire to terminate this assignment.
Our shares of Class A common stock are eligible for inclusion in the Direct Registration System (“DRS”) administered by The Depository Trust Company. Under the DRS, the Plan administrator will hold your shares in book-entry form. Alternatively, you may request the sale of all or part of any such shares or have the Plan administrator electronically transfer your shares to your brokerage account. The Plan administrator will convert to cash any fractional shares held in your account at the time of termination at the then current market price of the Class A common stock, net of any service and trading fees and applicable taxes.
After you withdraw from the Plan, you may rejoin the Plan at any time by filing a new enrollment form with the Plan administrator. However, the Plan administrator has the right to reject such enrollment form if you repeatedly join and withdraw from the Plan, or for any other reason. The Plan administrator’s exercise of such right is intended to minimize unnecessary administrative expenses and to encourage use of the Plan as a long-term stockholder investment service.
What are some of the tax consequences of my participation in the Plan?
The following is a general discussion of the material U.S. federal income tax consequences to U.S. Participants (as defined below) of acquiring, owning, and disposing of our Class A common stock via participation in the Plan. This discussion does not purport to be a comprehensive description of all of the U.S. tax considerations that may be relevant to a particular person’s decision to acquire the Class A common stock via the Plan, including any state, local or non-U.S. tax consequences of acquiring, owning, and disposing of common stock. This discussion applies only to those U.S. Participants that hold our Class A common stock under the Plan as capital assets for U.S. tax purposes (generally, for investment and not in connection with the carrying on of a trade or business) and does not address all aspects of U.S. federal income tax law that may be relevant to investors that are subject to special or different treatment under U.S. federal income tax law (including, for example, a participant liable for the alternative minimum tax, a participant that actually or constructively owns 10% or more by voting power or value of our aggregate common stock, or a participant transferring or receiving a transfer of shares intended to constitute a gift for federal income tax purposes). This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed U.S. Treasury regulations, published rulings and other administrative guidance of the U.S. Internal Revenue Service (the “IRS”) and court decisions, all as in effect on the date hereof. These laws are subject to change or differing interpretation by the IRS or a court, possibly on a retroactive basis.
As used herein, the term “U.S. Participant” means a beneficial owner of our Class A common stock under the Plan that is:
•    an individual citizen or resident of the U.S.;
•    a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in the U.S. or under the laws of the U.S., any state or political subdivision thereof, or the District of Columbia;
•    an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•    a trust (i) if a U.S. court is able to exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust or (ii) that has a valid election in effect to be treated as a U.S. person under applicable U.S. Treasury regulations.
If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our Class A common stock under the Plan, the U.S. tax treatment of a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. A participant in the Plan that is a partnership and partners in such a partnership should consult their own tax advisors about the U.S. federal income tax consequences of acquiring, owning, or disposing of Class A common stock under the Plan.

You should consult your own tax advisor with respect to the tax consequences of participation in the Plan (including U.S. federal, state, local and non- U.S. tax laws) applicable to your particular situation.
Sale, Exchange, or Withdrawal of Class A Common Stock Under The Plan. A U.S. Participant that sells or otherwise disposes of Class A common stock via the Plan will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference between (i) the amount realized on the sale or disposition, and (ii) the tax basis of such Class A common stock (see “Distributions and Tax Basis” below). Such gain or loss will be treated as long-term capital gain or loss if the U.S. Participant’s holding period of the Class A common stock is greater than one year at the time of sale, exchange, or other disposition. Long-term capital gains of individuals are generally subject to preferential maximum U.S. federal income tax rates. A U.S. Participant’s ability to deduct capital losses is subject to certain limitations. Transfers of existing Class A common stock to your Plan account or the withdrawal (without a sale or other disposition) of whole shares from your account generally will result in no gain or loss recognized for U.S. federal income tax purposes. Gain or loss, however, will generally be recognized upon the receipt of cash for a fractional share credited to your account.
Distributions and Tax Basis. A U.S. Participant must include in gross income as dividend income the gross amount of any distribution paid on the Class A common stock held under the Plan, to the extent such distribution is paid out of current or accumulated earnings and profits of the Company. Distributions in excess of our current and accumulated earnings and profits will first be treated as a non-taxable return of capital to the extent of the U.S. Participant’s tax basis in the Class A common stock and thereafter as gain from the sale or exchange of common stock. See “Sale, Exchange, or Withdrawal of Class A Common Stock Under the Plan” above. Dividends received by U.S. Participants that are individuals, estates, or trusts will generally be taxed at preferential rates if such dividends meet the requirements for treatment as “qualified dividend income,” including, among other requirements, that the Class A common stock is considered held by the U.S. Participant for a required period of time, typically 60 days for common stock. Dividends that fail to meet such requirements, and dividends received by corporate U.S. Holders, are taxed at ordinary income rates.
U.S. Participants who reinvest cash dividends (if we were to declare any on our Class A common stock) under the Plan will be treated as acquiring Class A common stock with such cash dividends and will be taxed on such cash dividends for U.S. federal income tax purposes as if they had been received by a U.S. Participant even though such U.S. Participant has not actually received them in cash. In addition, the IRS may require that any per share trading fees (which include any brokerage commissions the Plan administrator is required to pay) incurred in the purchase of shares, paid by us on your behalf, be treated as dividend income to you and generally such amounts can be included in cost basis of shares purchased. An existing policyholder who receives distribution amounts with respect to their existing Company insurance policy may receive some or all of such distribution free from tax if such distribution is treated for tax purposes as a return of premium. An existing policyholder using distribution amounts with respect to their existing Company insurance policy should consult its own tax advisor with respect to the tax treatment of the distribution amount and investment of such proceeds in the Plan. Independent consultants who elect to have their commissions withheld for purchase of Class A common stock under the Plan will be treated as acquiring Class A common stock with such commissions and will be taxed on such commissions for U.S. federal income tax purposes as if they have been received by such independent consultant even though such independent consultant has not actually received them.
A Plan participant’s tax basis in Class A common stock acquired directly from us through the Plan via reinvested dividends will equal the fair market value of the shares on the relevant dividend payment date. Alternatively, when Class A common stock is purchased on the open market with reinvested dividends, a Plan participant’s tax basis will generally equal the purchase price plus allocable per share trading fees (which include any brokerage commissions the Plan administrator is required to pay). In the case of Class A common stock purchased on the open market with voluntary cash payments, tax basis will generally equal the cost of the Class A common stock plus an allocable share of any brokerage commissions paid on the Plan participant’s behalf.
Net Investment Income Tax. A U.S. Participant that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax on the lesser of (1) the U.S. Participant’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. Participant’s modified gross income for the taxable year over a certain threshold (which in the case of an individual will be between $125,000 and $250,000, depending on the individual’s circumstances). A U.S. Participant’s net investment income will generally include dividend income and net gains from the disposition of common shares, unless such dividends or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). U.S. Participants are urged to consult their own tax advisors regarding the applicability of the Medicare tax in respect of their investment in the Plan and the underlying Class A common stock.
Information Reporting and Backup Withholding. Payments made within the U.S. or by a U.S. payor or U.S. middleman, of dividends on, and/or proceeds arising from the sale or other taxable disposition of, Class A common stock will generally be subject to information reporting and backup withholding tax (currently at a 24% rate) if a U.S. Participant (a) fails to furnish such U.S. Participant’s correct U.S. taxpayer identification number (generally on IRS Form W-9), (b) furnishes an incorrect U.S. taxpayer identification number, (c) is notified by the IRS that such U.S. Participant has previously failed to properly report items subject to backup withholding tax, or (d) fails to certify, under penalty of perjury, that such U.S. Participant has furnished its correct U.S. taxpayer identification number and that the IRS has not notified such U.S. Participant that it is subject to backup withholding tax.

Backup withholding is not an additional tax. Any amounts withheld under the U.S. backup withholding tax rules will be allowed as a credit against a U.S. Participant’s U.S. federal income tax liability, if any, or will be refunded, if such U.S. Participant furnishes required information to the IRS in a timely manner. Each U.S. Participant should consult its own tax advisor regarding the information reporting and backup withholding rules.
Who is the Plan Administrator?
Computershare Trust Company, N.A. will administer the Plan and act as agent for the participants. Certain services will be provided by Computershare Inc., a registered transfer agent and affiliate of Computershare Trust Company, N.A., including processing all payments received or made under the Plan.
You may contact the Plan administrator as follows:

By Internet: You may contact the Plan administrator via the Internet at www.computershare.com/investor. Please note that all transactions online are subject to Computershare’s Investor Center Terms and Conditions.

You may call Computershare at: 1-877-785-9659
You may write the Plan administrator at the following address:
Computershare
P. O. Box 43006
Providence, RI 02940-3006
For overnight delivery services:
Computershare
150 Royall Street, Suite 101
Canton, MA 02021

Please reference Citizens, Inc. and include your name, address, account number (as shown on your Plan statement) and daytime telephone number in your correspondence.

RISK FACTORS

Investing in our Company involves certain risks. Before you invest in our Class A common stock, you should carefully consider the risk factors described under “Item IA. Risk Factors” of our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, this prospectus and those that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference herein. The risks and uncertainties we have described in those documents are not the only ones we face. Additional risks and uncertainties not presently known to us, or that we currently deem not material, may also adversely affect our business. Any of the risks discussed in those documents or that are presently unknown or not material, if they were to actually occur, could result in a significant adverse impact on our business, operating results, prospects or financial condition.

Additionally:

You will not know the price of our Class A common stock at the time you make an investment decision.
Although we describe generally in this prospectus how the price of any Class A common stock you purchase will be determined, you will not know the price of the shares you are purchasing under the Plan at the time you authorize the investment or elect to have your policyholder dividends or agent commissions invested.
The price of our Class A common stock may fluctuate between the time you make an investment decision and the time our shares of Class A common stock are purchased or sold by you.
The price of our Class A common stock may fluctuate between the time you decide to purchase shares under the Plan and the time of actual purchase. In addition, during this time period, you may become aware of additional information that might affect your investment decision. If you instruct the Plan administrator to sell shares of our Class A common stock under the Plan, you may not be able to direct the time or price at which your shares are sold (except for prices specified for day limit orders or good-til-cancelled limit orders). The price of our Class A common stock may decline between the time you decide to sell shares and the time of actual sale.
USE OF PROCEEDS

This prospectus relates to shares of our Class A common stock that may be offered and sold from time to time under the Plan. We do not know either the number of shares of our Class A common stock that will be ultimately sold under the Plan nor the prices at which such shares will be sold. We will receive proceeds from the sale of the shares of our Class A common stock only to the extent that such purchases are made directly from us and not from open market purchases by the Plan administrator. We intend to use the proceeds of the sale of any of newly issued shares of our Class A common stock issued under the Plan, if any, for general corporate purposes.
DESCRIPTION OF SECURITIES TO BE REGISTERED

Authorized Shares
The aggregate number of shares which the Company is authorized to issue is 100,000,000 shares of Class A common stock, with no par value, and 2,000,000 shares of Class B common stock, with no par value. As of November 1, 2024, we had 49,906,575 shares of Class A common stock issued and outstanding and 0 shares of Class B common stock issued and outstanding. These numbers do not include treasury shares. All issued and outstanding shares are fully paid and nonassessable.

Dividend Rights
Any cash dividends paid upon each share of Class A common stock are twice the cash dividends paid on each share of Citizens Class B common stock. The Company has never paid cash dividends on its Class A common stock.
Voting Rights
The voting rights of Class A common stock and Class B common stock are equal in all respects except that the holders of Class B common stock have the exclusive right to elect a simple majority of the members of the Board of Directors, and the holders of Class A common stock have the exclusive right to elect the remaining directors. Because there are currently no shares of Class B common stock outstanding, the holders of the Class A common stock elect all of our directors.
    The holders of common stock do not have cumulative voting rights. The Company’s Articles contain a provision to reduce the two-thirds voting requirement found in the Colorado Corporation Code.

    The Company’s Articles provide that the Board of Directors has the power to enact, alter, amend and repeal our Bylaws not inconsistent with the laws of Colorado and the Articles, as the Board of Directors deems best for the management of the Company; however Colorado statutes give shareholders the right to amend and repeal bylaws even if not so provided for in the bylaws themselves.
    Special meetings of shareholders may be called by a majority of the Board of Directors or by the holders of shares representing at least ten percent of all votes entitled to be cast on any matter proposed to be considered at the special meeting, if the Company receives one or more written demands for the meeting, stating the purpose or purposes for which it is to be held, signed and dated by such holders. A majority of the shares of the outstanding capital stock entitled to vote constitutes a quorum of shareholders under our Bylaws. Our Bylaws also provide that shareholders can take action without a meeting provided that all the shareholders entitled to vote have consented to the action in writing.
Preemptive Rights
Shares of the Company may be issued at any time, and from time to time, in such amounts, and for such consideration as may be fixed by the Board of Directors. No shareholder has any preemptive or preferential right to purchase or to subscribe for any shares of capital stock or other securities which may be issued by the Company.
Liquidation Rights
In the event of any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, the shareholders are entitled to share, on a share-for-share basis, any of the assets or funds of the Company which are distributable to its shareholders upon such liquidation, dissolution, or winding up.
Anti-Takeover Provisions of the Articles, Bylaws and State Insurance Laws
Provisions of our Articles and Bylaws, as well as various state insurance laws, may delay or discourage a takeover attempt our shareholders might consider to be in their best interests. As a result, our shareholders may be prevented from receiving the benefit from any premium to the market price of our Class A common stock that may be offered by a bidder in a takeover context. The following provisions in the Articles and Bylaws make it difficult for our Class A shareholders to replace or remove our directors and have other anti-takeover effects that may delay, deter or prevent a takeover attempt:

•holders of shares of our Class B Common Stock elect a simple majority of our Board; and
•our Board may issue one or more series of preferred stock without the approval of our shareholders.

U.S. state insurance laws generally require prior approval of a change in control of an insurance company. Generally, such laws provide that control over an insurer is presumed to exist if any person, directly or indirectly, owns, controls, holds with the power to vote, or holds proxies representing 10% or more of the voting securities of the insurer. In considering an application to acquire control of an insurer, an insurance commissioner generally will consider such factors as the experience, competence and financial strength of the proposed acquirer, the integrity of the proposed acquirer's board of directors and executive officers, the proposed acquirer's plans for the management and operation of the insurer, and any anti-competitive results that may arise from the acquisition. In addition, a person seeking to acquire control of an insurance company is required in some states to make filings prior to completing an acquisition if the acquirer and the target insurance company and their affiliates have sufficiently large market shares in particular lines of insurance in those states. These state insurance requirements may delay, deter or prevent our ability to complete an acquisition.

Listing

The Company’s Class A common stock is listed on The New York Stock Exchange under the trading symbol “CIA.”

PLAN OF DISTRIBUTION

We may issue up to 5,000,000 authorized but unissued shares of our Class A common stock under the Plan. Under the Plan, the administrator, Computershare, may purchase shares of our Class A common stock in the open market or, at our option, directly from us from newly issued or treasury shares for the account of the participants who enroll in the Plan with proceeds provided by Plan participants. If we do not choose to issue new or treasury shares, none of the shares registered under this offering will be used.

The securities registered hereunder are currently offered on the New York Stock Exchange.

Participant's in the Plan will pay fees as set forth on Appendix B, Transaction and Fee Table. Computershare will not receive any fees other than as set forth in such fee schedule.

EXPERTS

Independent Registered Public Accounting Firm
The audited financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

LEGAL OPINION
Sheryl Kinlaw, Chief Legal Officer and Secretary of Citizens, Inc. passed upon the legality of the Class A common stock covered by this prospectus. Ms. Kinlaw is licensed to practice law in the states of Colorado and Texas. As of the date of this prospectus, Ms. Kinlaw owns 38,209 shares of Citizens, Inc. stock and has been granted 98,470 restricted stock units that remain unvested at this time. As of the November 18, 2024, the value of Ms. Kinlaw's shares was $178,054 and the value of the unvested restricted stock units was $458,870.

TRANSFER AGENT AND REGISTRAR

Our Transfer Agent and Registrar is Computershare Trust Company, N.A.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus certain information we file with the SEC, which means that we can disclose important information to you by referring you the documents containing this information. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus.
We are incorporating by reference the Company’s filings listed below and any additional documents that we may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date hereof and prior to the termination of the offering, except we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K and corresponding information furnished under Item 9.01 as an exhibit thereto:
(a)Our Annual Report on Form 10-K for the year ended December 31, 2023, filed on March 14, 2024;
(b)The portions of our Definitive Proxy Statement on Schedule 14A, filed on April 29, 2024, that are specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2023;
(c)Our Quarterly Reports on Form 10-Q for (i) the quarter ended March 31, 2024, filed on May 7, 2024, (ii) the quarter ended June 30, 2024, filed on August 6, 2024, and (iii) the quarter ended September 30, 2024, filed on November 7, 2024;
(d)Our Current Reports on Form 8-K, filed on each of the following dates: March 18, 2024; May 7, 2024; June 20, 2024; and July 8, 2024; and
(e)The description of our common stock contained in our Form 8-A filed on July 25, 2002, as amended by the description of our common stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2023, including any amendments or reports filed for the purpose of updating the description.

This prospectus is part of a registration statement that we filed with the SEC. Upon written or oral request, we will provide, without charge, to each person, including beneficial owners of our securities, to whom a copy of this prospectus is delivered, a copy of any or all of the information incorporated by reference in this prospectus (other than exhibits to such documents, unless the exhibits are specifically incorporated by reference in such documents). Your request for copies should be directed to the Secretary, Citizens, Inc., 11815 Alterra Parkway, Floor 15, Austin, Texas 78758; telephone (512) 837-7100; e-mail legal@citizensinc.com. Copies of these documents are also available on our website, www.citizensinc.com.

APPENDIX A
CITIZENS, INC. STOCK INVESTMENT PLAN
Citizens, Inc., a Colorado corporation (the “Company”), hereby amends and restates the Citizens, Inc. Stock Investment Plan, effective November 9, 2021 (the “Plan”).
WHEREAS, the Company wishes to offer to employees, directors, policyholders, independent consultants, existing shareholders and other prospective investors opportunities to purchase the Company’s Class A common stock, no par value per share (“Common Stock”), and to offer to shareholders the ability to maintain registered ownership of their Common Stock in a manner which facilitates efficient purchases and sales;
WHEREAS, the Company is not an Affiliate (as hereinafter defined) of the Administrator, and has been subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act (as defined herein) for a period of at least 90 days;
WHEREAS, the Plan is a direct stock purchase and dividend reinvestment Plan that aims to provide a convenient and simple method for employees, directors, policyholders, independent consultants, existing shareholders and other prospective investors to invest in the Common Stock, and to facilitate registered ownership of the Common Stock; and
WHEREAS, the Company wishes to amend and restate the Plan in its entirety.
NOW, THEREFORE; the Plan is hereby amended and restated in its entirety as follows:
ARTICLE I
DEFINITIONS
The terms defined in this Article I shall, for all purposes of this Plan, have the following respective meanings:
Account. The term “Account” shall mean, as to any Participant, the account maintained by the Administrator evidencing (i) the shares (and/or fraction of a share) of Common Stock, consisting of Plan Book-Entry Shares (a) purchased through the Plan or (b) deposited by such Participant into the Plan pursuant to Section 4.1 hereof, and credited to such Participant and (ii) cash held in the Plan pending investment in Common Stock for such Participant.
Account Shares. The term “Account Shares” shall mean all shares (including any fraction of a share) of Common Stock credited to and included in the Account of a Participant by the Administrator, that are (a) purchased through the Plan and/or (b) deposited by such Participant into the Plan pursuant to Section 4.1 hereof. Any references herein to shares of Common Stock deposited into the Plan or purchased through the Plan (through optional cash investments or reinvestment of Dividends, policy benefits, commissions or employee or director earnings) shall mean Plan Book-Entry Shares held in a Participant’s Account.
Administrator. The term “Administrator” shall mean Computershare Trust Company, N.A. Certain services will be provided by Computershare Inc., a registered transfer agent and an affiliate of the Administrator. In connection with the Plan, the Administrator shall be deemed an agent independent of the Company who satisfies applicable legal requirements (including, without limitation, the requirements of Regulation M under the Exchange Act), for purposes of making purchases and sales of Common Stock under the Plan.
Affiliate. The term “Affiliate” shall mean with respect to any person, any other person directly or indirectly controlling, controlled by, or under direct or indirect common control with such person. A Person shall be deemed to control another person if such first person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other person, whether through ownership of stock, by contract or otherwise.

Business Day. The term “Business Day” shall mean any day, excluding Saturdays, Sundays and legal holidays, on which federally chartered banks in the State of Colorado are regularly open for business.
Common Stock. The term “Common Stock” is defined in the Recitals of this Plan.
DRS Book-Entry Shares. The term “DRS Book-Entry Shares” shall mean shares held in book-entry form in a Participant’s name through the Direct Registration System administered by The Depository Trust Company.

Dividend. The term “Dividend” shall mean cash dividends paid on Common Stock.
Enrollment Form. The term “Enrollment Form” shall mean the documentation that the Administrator and/or Company shall require to be completed and received prior to the enrollment in the Plan of an investor that is an existing registered owner of Common Stock pursuant to Section 2.1 hereof, or a Participant’s changing the Participant’s options under the Plan pursuant to Section 6.1 hereof, or a Participant’s depositing shares of Common Stock into the Plan pursuant to Section 4.1 hereof.
Exchange Act. The term “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.
Initial Enrollment Form. The term “Initial Enrollment Form” shall mean the documentation that the Administrator and/or Company shall require to be completed and received prior to the enrollment in the Plan of an investor that is not an existing registered owner of Common Stock pursuant to Section 2.1 hereof. At the time of the initial enrollment in the Plan, the investor’s Enrollment Form shall contain a certification of its taxpayer identification number.
Irrevocable Stock Power. The term “Irrevocable Stock Power” shall mean the documentation which the Participant completes and submits to the Administrator prior to such Participant’s gift or transfer of Account Shares pursuant to Section 5.2 hereof.
IRS. The term “IRS” shall mean the Internal Revenue Service.
Investment Date. The term “Investment Date” shall mean each Trading Day on which the Administrator determines, in its sole discretion, that sufficient optional cash investments pursuant to Section 2.4 hereof and/or initial cash investments pursuant to Section 2.3 hereof and/or Dividends and/or assigned policy benefits, employee earnings or independent consultant commissions have been received and not previously invested to warrant investing such optional cash investments and/or initial cash investments and/or assigned policy benefits, employee earnings or independent consultant commissions or reinvesting such Dividends in Common Stock pursuant to Article III hereof; provided, however, that there shall be at least one Investment Date during each period beginning on Monday of each week and ending on Friday of the same week in which the Administrator receives at least one optional cash investment, one initial cash investment, any assigned policy benefits, employee earnings or independent consultant commissions. The Investment Date for reinvesting Dividends shall be the Dividend payment date or the next Trading Day if the Dividend payment date is not a Trading Day.
Market Share Purchase Price. The term “Market Share Purchase Price,” when used with respect to shares of Common Stock (whether whole or fractional shares), shall mean (i) if shares are purchased in the open market, the weighted average purchase price per share of the aggregate number of shares purchased in the open market for the associated bulk purchase order placed on any given Investment Date, or (ii) if, at the Company’s discretion, shares are purchased directly from the Company, (A) the average of the high and low sales prices of Common Stock on the New York Stock Exchange during regular trading hours for that Investment Date or (B) if the New York Stock Exchange is open for trading on an Investment Date but no trading in shares of Common Stock occurs on the New York Stock Exchange for that date, the price as determined on the basis of market quotations as the Company deems appropriate, in each instance, not including any per share trading fees, which include any brokerage commissions the Administrator is required to pay, or other Transaction Fees. Transaction Fees are deducted from the total investment amount, and the net amount remaining is invested.

Market Share Sales Price. The term “Market Share Sales Price,” when used with respect to shares of Common Stock sold in the open market (whether whole or fractional shares), shall mean the sales price per share dependent of the method of sale (whether batch order, market order, day limit order or good-til-canceled limit order) of the aggregate number of shares sold in the open market for the date any sale is made, not including any per share trading fees, which include any brokerage commissions the Administrator is required to pay, or other Transaction Fees. However, Transaction Fees are deducted from the gross proceeds of sale, and the net amount remaining is paid out.
Maximum Amount. The term “Maximum Amount” is defined in Section 2.4 hereof.
Non-United States Resident. The term “Non-United States Resident” shall mean a Person that is a citizen or resident of, or is organized or incorporated under, or has its principal place of business in, a country other than the United States, its territories and possessions.
Participant. The term “Participant” is defined in Section 2.1 hereof.
Participant’s Total Position. The term “Participant’s Total Position” shall mean the total shares of Common Stock held by the Participant, whether evidenced by one or more certificates in the Participant’s name or held as DRS Book-Entry Shares or Plan Book-

Entry Shares, as to which the Participant may designate that any Dividends on all, part or none of the number of such shares shall be reinvested in Common Stock to be held as Plan Book-Entry Shares in the Participant’s Account.
Person. The term “Person” shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, estate, unincorporated organization or other entity.
Plan Book-Entry Shares. The term “Plan Book-Entry Shares” shall mean shares held in book-entry form, excluding DRS Book-Entry Shares, in a Participant’s name and in the Participant’s Account by the Administrator.
Statement of Account. The term “Statement of Account” shall mean a written statement prepared by the Administrator and sent to a Participant pursuant to Section 6.6 hereof, which sets forth all information required by this Plan or applicable law.
Trading Day. The term “Trading Day” shall mean any Business Day on which shares of the Common Stock are traded on the principal stock exchange, market, electronic quotation or over-the-counter system on which the Common Stock is listed or authorized for quotation or trading.
Transaction Fee. The term “Transaction Fee” shall mean the service and trading fees, including any brokerage commissions the Administrator is required to pay, as set forth on the Transaction and Fee Table.
ARTICLE II
PARTICIPATION
Section 2.1. Participation. Any Person (other than the Company), who (a) is a record holder of Common Stock, (b) is an employee or director of the Company or one of its subsidiaries, (c) is a holder of an insurance policy issued by the Company or one of its subsidiaries, (d) is a contracted independent consultant of the Company or one of its subsidiaries or (e) makes an unsolicited inquiry of the Administrator or the Company regarding the Plan, may elect to participate in the Plan; provided, however, that if such Person is a Non-United States Resident, he or she may be requested to provide evidence satisfactory to the Administrator that the Participant’s participation in the Plan would not violate local laws applicable to the Company, the Plan or such Non-United States Resident. The Company may exclude from participation in the Plan anyone that may utilize the Plan to engage in short-term trading activities that cause aberrations in the trading volume of our Common Stock. The Company reserves the right to reject, modify, suspend or discontinue participation in the Plan by otherwise eligible holders or beneficial owners of Common Stock in order to eliminate practices that are inconsistent with the purposes of the Plan or for any other reason.
In order to participate in the Plan:
A Person that is a registered holder of Common Stock must complete and return to the Administrator an Enrollment Form.
A Person that is not a registered holder of Common Stock, must complete and return to the Administrator an Initial Enrollment Form and do at least one of the following:
(i) have Common Stock for which the Participant is not the registered owner transferred to the Plan, pursuant to Section 4.1 hereof,

(ii) make an initial cash investment pursuant to Section 2.3 hereof,
(iii) elect to have insurance benefits invested in Common Stock pursuant to Section 2.3 or Section 2.4 hereof; or
(iv) elect to have earned insurance commissions or employee or director earnings invested in Common Stock pursuant to Sections 2.3 and 2.4 below.
Any Person who has met the above requirements to participate in the Plan, has not revoked such election to participate in the Plan and has not been excluded from the Plan by the Company is herein referred to as a “Participant.”
Section 2.2. Reinvestment of Dividends. If and when the Company pays a cash Dividend on the Common Stock, a Participant may elect to have the Participant’s Dividends on all or a specified number of shares in the Participant’s Total Position invested in shares (including any fraction of a share) of Common Stock and credited to the Participant’s Account. The Dividends on the number of shares in the Participant’s Total Position that are not reinvested as provided above in this Section 2.2 will be paid to the Participant.

Section 2.3. Initial Investment. A Person who is not a registered owner of Common Stock may become a Participant by making an initial payment of at least $500 but not more than $120,000, by check or electronic funds transfer (either as a one-time payment or a periodic automatic debit from the Person’s U.S. bank account) payable to the Administrator, to be invested in Common Stock pursuant to Section 3.2 hereof; provided, however, that payment for such initial cash investment must be accompanied by a completed Initial Enrollment Form. For an owner of an insurance policy issued by the Company or one of its subsidiaries or an independent consultant for the Company and its subsidiaries whose initial investment is made through an assignment of benefit or commission, no minimum shall apply. An initial cash investment in shares of Common Stock may be made in the name of any Person specified in the Initial Enrollment Form.
Section 2.4. Optional Cash Investments. After making an initial investment, a Participant may elect to make additional optional cash investments at any time or from time to time to the Plan, by check or electronic funds transfer payable to the Administrator, for investment in Common Stock pursuant to Section 3.2 hereof; provided, however, that any Participant who elects to make optional cash investments pursuant to this Section 2.4 must invest at least $50 for any single investment and may not invest more than $120,000 in any calendar year (the “Maximum Amount”), subject to the Company waiving the Maximum Amount pursuant to Section 2.5 below. For purposes of determining whether the Maximum Amount has been reached, initial cash investments pursuant to Section 2.3 shall be included. An optional cash investment in shares of Common Stock may be made in the name of any Person.
To invest on a regular, periodic basis, Participants may authorize monthly automatic deductions of $50 or more from their U.S. bank accounts. To initiate automatic deductions, Participants may enroll through the Administrator’s website or complete and sign an Authorization Form for Automatic Deductions and return it to the Administrator. Forms will be processed and will become effective as promptly as practicable; however, Participants should allow four to six weeks for their first investment to be initiated. Once automatic deductions are initiated, funds will be drawn from Participants accounts on either the 1st or 15th of each month, or both (as chosen by the Participant, or the next business day if either the 1st or the 15th is not a business day, and will normally be invested within five business days). Automatic deductions will continue at the level set by a Participant until the Participant changes its instructions by notifying the Administrator.
Section 2.5 Waiver of Limitations. Initial and optional cash investments in excess of $120,000 per calendar year may be made only pursuant to a written waiver of such limitations by the Company. Requests for waivers of the investment limitations and other questions concerning waivers should be directed to the Administrator, who will then communicate such request to the Company. It is solely within the Company’s discretion as to whether any waiver of the allowable Maximum Amount will be granted.
Section 2.6. Registration. All Common Stock held in a Participant’s Account must be registered on the records of the Company in the name of such Participant.
ARTICLE III
DIVIDEND REINVESTMENT, ALL OTHER INVESTMENTS AND SHARE PURCHASES
Section 3.1. Dividend Reinvestment. If a Participant has elected reinvestment of Dividends, the Company shall pay such Dividends to the Administrator or its nominee on behalf of such Participant. Subject to this Article III, Dividends shall be reinvested in shares of Common Stock purchased in the manner provided in Section 3.3(a) hereof. No interest shall be paid on Dividends held pending reinvestment pursuant to this Article III.
Section 3.2. All Other Investments. Subject to this Article III, all investments other than reinvestment of Dividends (including without limitation, initial investments, optional cash investments, assigned policy benefits, employee or director earnings or independent consultant commissions, collectively referred to herein as “All Other Investments”) received by the Administrator of the Plan from a Participant shall be invested in shares of Common Stock purchased in the manner provided in Section 3.3(b) hereof. Funds not received by the Administrator at least two Business Days prior to an Investment Date need not be invested on such Investment Date; provided, however, that any such funds not invested on such Investment Date shall be invested beginning on the next succeeding Investment Date. No interest shall be paid on funds held pending investment pursuant to this Article III.
Section 3.3. Shares Purchased.
(a) Reinvestment of Dividends in shares of Common Stock shall be governed by this Section 3.3(a). Beginning on an Investment Date for Dividends, the Administrator shall apply the amount of any Dividends paid to the Administrator on behalf of the Participants on such Investment Date to the purchase of shares of Common Stock, at the Company’s sole discretion, either in the open market or directly from the Company from newly issued or treasury shares.
(b) All Other Investments shall be governed by this Section 3.3(b). Beginning on each Investment Date, the Administrator shall apply the amount of the All Other Investments received by the Administrator from each Participant since the preceding Investment Date

(excluding any amounts received from such Participant within three Business Days of such Investment Date but including any amounts received from such Participant within three Business Days prior to the preceding Investment Date as set forth in Section 3.2 hereof), to the purchase of shares of Common Stock, at the Company’s sole discretion, either in the open market or directly from the Company from newly issued or treasury shares. The Plan Administrator will wait up to three business days after receipt of a check or electronic funds transfer to ensure it receives good funds and will then seek to purchase shares for optional cash investments on the next optional cash Investment Date.
Purchases in the open market pursuant to this Section 3.3 may begin on the applicable Investment Date and shall be completed (i) in the case of Dividends being reinvested, no later than 30 days from the date the Administrator received such Dividends and (ii) in the case of All Other Investments, no later than 35 days from the date the Administrator received such investments. Any funds not so invested during the relevant period shall promptly be paid, without interest, to the relevant Participants.
Open market purchases pursuant to this Section 3.3 may be made in ordinary brokerage transactions on any securities exchange on which the Common Stock is traded, in the over-the-counter market, or by negotiated transactions and may be upon such terms and subject to such conditions with respect to price and delivery to which the Administrator may agree and that, in the case of All Other Investments, are not inconsistent with the relevant Participant’s instructions. With regard to open market purchases of shares of Common Stock pursuant to this Section 3.3, neither the Company nor any Affiliate of the Company may exercise any direct or indirect control or influence over the time or price at which shares of Common Stock may be purchased, the number of shares purchased, the manner in which purchases are effected, the selection of any broker or dealer who effects purchases (provided that no such broker or dealer may be an Affiliate of the Company), or the markets on which such shares are to be purchased (including on any securities exchange, in the over-the-counter market or in negotiated transactions), except that the timing of such purchases must be made in accordance with the terms and conditions of this Plan. A Participant shall not have any authority or power to direct the time or price at which shares of Common Stock may be purchased, the number of shares purchased, the manner in which purchases are effected, the selection of any broker or dealer who effects purchases (provided that no such broker or dealer may be an Affiliate of the Company), or the markets on which such shares are to be purchased (including on any securities exchange, in the over-the-counter market or in negotiated transactions), except that the timing of such purchases must be made in accordance with the terms and conditions of this Plan. For the purpose of making or causing to be made purchases of shares of Common Stock pursuant to this Section 3.3, the Administrator shall be entitled to commingle each Participant’s funds with those of all other Participants. The Administrator may submit a Participant’s or a group of Participants’ purchase requests in bulk to the Administrator’s broker as a single purchase order. Purchase requests may be combined, at the Administrator’s discretion, according to one or more factors such as purchase type (e.g., dividend reinvestment, one-time ACH, check), request date, or request delivery method (e.g., online, regular mail). The Administrator shall submit bulk purchase orders to its broker as and when required under the terms of the Plan. The Administrator’s broker may execute each bulk purchase order in one or more transactions over one or more Trading Days, depending on market conditions, not to exceed the time and volume limitations set forth in this Section 3.3(b).
On any given Trading Day, open market purchases made by the Administrator shall not exceed a certain percentage cap of our Common Stock’s average daily trading volume on the Trading Day, as agreed to by the Company and the Administrator from time to time.
Purchases of Common Stock directly from the Company will be made on the applicable Investment Date. For shares of Common Stock purchased directly from the Company, the price will be the average of the high and low sales prices of Common Stock on the New York Stock Exchange during regular trading hours for that Investment Date. If the New York Stock Exchange is open for trading on an Investment Date but no trading in shares of the Common Stock occurs on the New York Stock Exchange for that date, the Company will determine the price per share on the basis of market quotations as the Company deems appropriate.
The number of shares (and/or fraction of a share rounded to six decimal places) of Common Stock that shall be credited to a Participant’s Account with respect to an Investment Date to which this Section 3.3 applies shall be equal to (i) the sum of (A) the amount of any Dividends reinvested on any such Investment Date for such Participant’s Account and/or (B) the amount of any All Other Investments received by the Administrator from such Participant since the preceding Investment Date (excluding any amount received from such Participant within three Business Days of such Investment Date but including any amounts received from such Participant within three Business Days prior to the preceding Investment Date that were not invested on the preceding Investment Date as set forth in Section 3.2 hereof), less any amounts which the Participant is obligated to pay, divided by (ii) the Market Share Purchase Price with respect to a given bulk order placed on any such Investment Date. Such shares shall be registered directly on the stock records of the Company in the name of the Participant.

Section 3.4. Valid Consideration Required; Voiding Purchases. The Company or the Administrator may void Common Stock purchases under the Plan in the event valid consideration is or was not received in connection with the purchase of shares by a Participant. In such event, the Company will void the share issuance by instructing the Transfer Agent and giving notice to Participant. Upon receipt of a written instruction from the Company, the Administrator will debit such shares from the Participant’s Plan account.

The Administrator shall not be liable for any loss or damage that may result from its acting in accordance with the Company’s written instruction as set forth in this Section. Each such Participant will receive a notice in writing of such debit with a statement of the reason for the applicable shares being voided.

Section 3.5. Insufficient Funds. In the event that any check or other deposit from a Participant is returned unpaid for any reason or an authorized electronic funds transfer cannot be affected, the Administrator will consider the request for investment of such funds null and void, and will immediately remove from the Participant’s account those shares, if any, purchased upon the prior credit of such funds. The Plan administrator will thereupon be entitled to sell shares to satisfy an uncollected amount plus a fee of $35. If the net proceeds from the sale of those shares are insufficient to satisfy the balance of the uncollected amounts, the Administrator may sell additional shares from the Participant’s account as necessary to satisfy the uncollected balance.
ARTICLE IV
DEPOSITED COMMON STOCK OR OTHER ELIGIBLE SECURITIES
Section 4.1. Deposited Common Stock. A Participant may elect to (a) have certificates in the Participant’s name representing shares of Common Stock of which the Participant is the record holder deposited into the Plan by completing an Enrollment Form, if required by Section 2.1 hereof, and delivering such certificates (and, if required, Enrollment Form) to the Administrator or (b) have shares of Common Stock, of which the Participant is the beneficial owner, deposited into the Plan by completing an Enrollment Form, if required by Section 2.1 hereof, and authorizing the record holder to transfer such shares to the name of such Participant. Shares of Common Stock so deposited shall be maintained and registered in the name of the depositing Participant and credited to such Participant’s Account.
Section 4.2. Withdrawal of Common Stock Deposited Pursuant to Section 4.1. Shares of Common Stock deposited pursuant to Section 4.1 hereof may be withdrawn from the Plan pursuant to Section 6.2 hereof.
ARTICLE V
SALE OF ACCOUNT SHARES; GIFT OR TRANSFER OF ACCOUNT SHARES
Section 5.1. Sale of Account Shares. A Participant may request, at any time, that all or a portion of the Participant’s Account Shares be sold by notifying the Administrator. Subject to this Section 5.1, the Administrator shall make such sales as soon as practicable (in accordance with stock transfer requirements and federal and state securities laws), but in no event later than five (5) Business Days, after receiving such sale instructions. As soon as practicable following the receipt of proceeds from such sale, the Administrator shall pay to such Participant an amount equal to the difference between (i) the product of (a) the Market Share Sales Price and (b) the number of the Participant’s Account Shares sold and (ii) any amounts which the Participant is obligated to pay.
If the Administrator receives instructions near the record date but before the related Dividend payment date to sell all Account Shares for a Participant that has elected Dividend reinvestment, in conjunction with such Participant’s termination from the Plan, the sale shall be processed as described above, and the Administrator shall as soon as practicable following the receipt of the Dividends, and in its sole discretion, either pay such Dividends to such Participant or reinvest such Dividends in shares on behalf of the Participant. In the event reinvestment is made, the Administrator will process the Participant’s termination as soon as practicable, but in no event later than five Business Days after the investment is completed.
Open market sales of Account Shares pursuant to this Section 5.1 may be made in ordinary brokerage transactions on any securities exchange on which such Account Shares are traded, in the over-the-counter market or in negotiated transactions and may be on such terms and subject to such conditions with respect to price and delivery to which the Administrator may agree. With regard to open market sales of Account Shares pursuant to this Section 5.1, neither the Company nor any Affiliate of the Company may exercise any direct or indirect control or influence over time or price at which Account Shares may be sold, the number of shares sold, the manner in which sales are effected, the selection of any broker or dealer who effects sales (provided that no such broker or dealer may be an Affiliate of the Company), or the markets on which such Account Shares are to be sold (including on any securities exchange, in the over-the-counter market or in negotiated transactions), except that the timing of such sales must be made in accordance with the terms and conditions of the Plan. A Participant shall not have any authority or power to direct the time or price at which Account Shares may be sold (except for prices specified for day limit orders or good-til-cancelled (“GTC”) limit orders as described below), the number of shares sold, the selection of any broker or dealer who effects sales (provided that no such broker or dealer may be an Affiliate of the Company), or the markets on which such Account Shares are to be sold (including on any securities exchange, in the over-the-counter market or in negotiated transactions), except that the timing of such sales must be made in accordance with the terms and conditions of the Plan. A day limit order is an order to sell Account Shares when and if Account Shares reach a specific trading price on a specific day. The order is automatically cancelled if the price is not met by the end of that day (or, for orders placed after-market hours, the next day the market is open). Depending on the number of Account Shares being sold and the current trading volume in the Account Shares, such an order may only be partially filled, in which case the remainder of the order will be cancelled. A GTC limit order is an order to sell shares when and if the Account Shares reach a specific trading price at any time while the order remains open (generally up to 30 days). Depending on the number of Account Shares being sold and current trading volume in the Account Shares, sales may be executed in multiple transactions and over more than one day. The order (or any unexecuted portion thereof) is automatically cancelled if the trading price is not met by the end of the order period. Day limit and GTC limit orders may be cancelled by the applicable stock exchange, by the Administrator in its sole discretion or, if the Administrator’s broker has not filled the order, at the Participant’s request. For the purpose of making or causing to be made sales of Account Shares pursuant to this Section 5.1, the Administrator shall be entitled to aggregate sale orders of each Participant’s Account Shares with those of all other Participants.
Section 5.2. Gift or Transfer of Account Shares. A Participant may, at any time, elect to transfer (whether by gift, private sale or otherwise) ownership of all or a portion of the Participant’s Total Position to the Account of another Participant or establish an Account for a Person not already a Participant by delivering to the Administrator a completed Irrevocable Stock Power to that effect designating the transferee(s), with the signature thereon guaranteed by a Person that is a member of the Securities Transfer Agents Medallion Program, Stock Exchanges Medallion Program, New York Stock Exchange Medallion Signature Program or any other signature guarantee program generally recognized by the securities transfer industry which is acceptable to the Administrator, and an Enrollment Form, if applicable.
Account Shares (including fractional shares) transferred in accordance with the preceding paragraph shall be registered directly on the stock records of the Company in the name of the transferee and shall be credited to the transferee’s Account. If the transferee is already a Participant, Dividends on such transferred Account Shares shall be reinvested in shares of Common Stock under the Plan consistent with the transferee’s reinvestment election level (i.e., full, partial or none) then in effect. If the transferee is not already a Participant, the Administrator shall automatically enroll the transferee in the Plan and open an Account in the name of such transferee if the transferor, at the time the gift is made, makes a dividend reinvestment election on behalf of the transferee. The transferee may change such reinvestment level after the gift has been made. If the transferee notifies the Administrator that it does not wish to be a Participant, such notice shall be deemed a request to terminate participation in the Plan pursuant to Section 6.3 hereof.
If a completed Irrevocable Stock Power (evidencing a transfer of ownership by gift, private sale or otherwise) with regard to Account Shares and other required documentation are received by the Administrator after the record date but before the related payment date for any Dividend thereon, the Irrevocable Stock Power shall be processed as described above, and the Administrator shall as soon as practicable following the receipt of the Dividends paid on such Account Shares, reinvest or pay such dividends to the transferor in accordance with the transferor’s reinvestment election.
Gifting all or part of Account Shares may have tax consequences, including imposition of gift tax and reporting with respect to the tax laws applicable to gifts. A Participant should consult with such Participant’s tax advisor as to the implications and reporting responsibilities with respect to making a gift or similar transaction.
Section 5.3. Reinvestment of Dividends on Remaining Shares. If a Participant has elected to have the Dividends (in the event cash dividends are paid) on only a portion of the number of shares comprising the Participant’s Total Position reinvested pursuant to Section 2.2 hereof, and, due to transactions in shares of the Participant’s Common Stock, the Participant comes to own less than the number of shares in the Participant’s Total Position for which reinvestment of Dividends has been elected, then in such case, any such Dividends on such lesser number of shares shall be reinvested absent contrary instructions from the Participant.
ARTICLE VI
TREATMENT OF ACCOUNTS
Section 6.1. Changing Plan Options. A Participant may elect to change the Participant’s Plan options, including changing the number of shares (i.e., full, partial or none) of the Participant’s Total Position as to which Dividends will be reinvested, by delivering to the Administrator instructions or a new Enrollment Form to that effect. To be effective with respect to any Dividend payment, the instructions or Enrollment Form with respect to such Account Shares for which reinvestment has been elected must be received by the Administrator at least prior to the related record date. If the instructions or Enrollment Form are not received by the Administrator prior to the record date relating to such Dividend, the change may not become effective until after such record date.
Section 6.2. Right of Withdrawal. A Participant may, at any time or from time to time, withdraw from the Plan all or any part (other than fractions) of the Participant’s Account Shares by notifying the Administrator to that effect. Fractional shares may only be withdrawn in connection with a transfer to the Account of a Participant or a Person who becomes a Participant in accordance with Section 5.2 hereof or a termination of participation in the Plan in accordance with Section 6.3 hereof.

Withdrawal of Account Shares shall not affect reinvestment of Dividends, as provided in Section 2.2 and other applicable provisions herein, on the number of Account Shares withdrawn unless (i) the Participant is no longer the record holder of such Account Shares, (ii) such reinvestment election is changed by the Participant by delivering to the Administrator instructions or an Enrollment Form to that effect pursuant to Section 6.1 hereof or (iii) the Participant has terminated the Participant’s participation in the Plan.
Section 6.3. Right of Termination of Participation. A Participant may request termination of participation in the Plan by notifying the Administrator. The Administrator shall treat such request as a withdrawal of all of such Participant’s Account Shares pursuant to Section 6.2 hereof. The Administrator will withdraw all whole Account Shares from the Account of the Participant and continue to hold such shares in book-entry form under the Direct Registration System. In all cases of a Participant’s termination from the Plan, the Administrator, pursuant to Section 6.2 hereof, shall pay to the Participant an amount equal to the cash value of any fraction of a share credited to the Participant’s Account. Such fraction of a share shall be valued at the then current market price of the Common Stock, less any applicable fees. The Administrator shall mail such payment to the withdrawing Participant promptly after its receipt of such notification.
Section 6.4. Stock Splits, Stock Dividends and Rights Offerings. Any shares or other securities issued by the Company representing stock splits or other noncash distributions of Common Stock on Account Shares shall be registered directly in the Participant’s name on the stock records of the Company and credited to such Participant’s Account. Stock splits, combinations, recapitalizations and similar events affecting the Common Stock shall, as to shares credited to Accounts of Participants, be credited to such Accounts on a pro rata basis, and the number of Account Shares as to which the Participant has elected to reinvest any Dividends shall likewise be proportionately adjusted in such event.
In the event of a rights offering, a Participant shall receive rights based upon the total number of whole shares credited to the Participant’s Account. If any such rights are redeemed by the Company for cash, such cash shall be reinvested to the same extent as if it were a Dividend.
Section 6.5. Stockholder Materials; Voting Rights. The Company shall send or forward to each Participant all applicable proxy solicitation materials, other stockholder materials or consent solicitation materials. Participants shall have the exclusive right to exercise all voting rights respecting Account Shares credited to their respective Accounts. A Participant may vote any of the Participant’s whole or fractional Account Shares of which the Participant is the record holder in person or by proxy. A Participant’s proxy card shall include the Participant’s whole or fractional Account Shares and shares of Common Stock which have the right to vote of which the Participant is the record holder. Account Shares shall not be voted unless a Participant or the Participant’s proxy votes them. Unless the Participant notifies the Company in writing that it elects to withhold the Administrator’s authority, the Administrator is deemed to have the written authorization to appear in person or by proxy at any annual or special meeting of shareholders of the Company and to submit the Participant’s unvoted shares at the meeting for the sole purpose of determining a quorum.
Solicitation of the exercise of Participants’ voting rights by the management of the Company or others under a proxy or consent provision applicable to all holders of Common Stock shall be permitted. Solicitation of the exercise of Participants’ tender or exchange offer rights by management of the Company or others shall also be permitted.
Section 6.6. Statements of Account. At least once during each calendar year, the Administrator shall send to each Participant a Statement of Account and may send additional Statements of Account to a Participant upon written request.

ARTICLE VII
FRACTIONS OF SHARES
Section 7.1. Fractional Shares. Fractions of shares of Common Stock shall be credited to Accounts.

ARTICLE VIII
CONCERNING THE PLAN
Section 8.1. Suspension, Modification and Termination. The Company may suspend, modify or terminate the Plan at any time in whole or in part or with respect to Participants in certain jurisdictions. Notice of such suspension, any material modification, or termination will be sent to all affected Participants in the manner set forth in Section 8.5 herein. Notwithstanding the foregoing, no such modification or amendment shall decrease the Account of any Participant or result in a distribution to the Company of any amount credited to the Account of any Participant; and provided, further, that no such modification or amendment shall affect the rights, duties or obligations of the Administrator without its prior written consent. Upon complete termination of the Plan, the Accounts of all Participants (or in the case of partial termination of the Plan, the Accounts of all affected Participants) shall be treated as if each such Participant had elected to terminate his participation in the Plan pursuant to Section 6.3 hereof. The Company shall promptly provide to the Administrator funds for payment to Participants in respect of a fractional share of Common Stock.
Section 8.2. Rules and Regulations. The Administrator may from time to time adopt such administrative rules and regulations concerning the Plan as it deems necessary or desirable for the administration of the Plan. The Administrator shall have the power and authority to interpret the terms and the provisions of the Plan and shall interpret and construe the Plan and reconcile any inconsistency or supply any omitted detail in a manner consistent with the general terms of the Plan and applicable law.
Section 8.3. Termination of a Participant. The Company may terminate, in its sole discretion, any Participant that utilizes the Plan to engage in short-term trading activities that cause aberrations in the trading volume of the Common Stock. The Company reserves the right to terminate participation in the Plan by otherwise eligible holders or beneficial owners of Common Stock in order to eliminate practices that are inconsistent with the purposes of the Plan or for any other reason. If a Participant does not have at least one whole Account Share, as determined by the Administrator from time to time, the Participant’s participation in the Plan may be terminated by the Administrator upon written notice to such Participant. Upon such termination, the Account of such Participant shall be treated as if the Participant elected to terminate participation in the Plan pursuant to Section 6.3 hereof. The Company shall promptly provide to the Administrator funds for payment to Participants in respect of a fractional share of Common Stock.
Section 8.4. Cash Pending Investment. Dividends and All Other Investments held pending investment in Common Stock pursuant to the Plan shall be held by the Administrator in a non-interest bearing account segregated from any other funds or monies of the Company or the Administrator.

Section 8.5. Notices and Payments. All notices, communications and other items (including Statements of Account, transaction notices and certificates) to be given or sent to a Participant may be mailed to such Participant to their address of record; provided, however, if the Company files a copy of this Plan, or any modification hereof, on the SEC’s Edgar website as part of a registration statement or a prospectus or prospectus supplement thereof or other filing, notice will be deemed to have been given upon filing. If a Participant has authorized electronic delivery, the Administrator may send such notice electronically to a Participant’s email address of record. Any payment due to a Participant under the Plan may be made by check mailed to such Participant in accordance with the preceding sentence.
Section 8.6. Tax Payments. Notwithstanding anything herein to the contrary, the Administrator shall, to the extent required under applicable federal law, (i) deduct and withhold federal tax required to be deducted or withheld, if any, from dividends credited to a Participant’s Account (whether or not reinvested), from the proceeds of the sale of shares or rights or from other payments made under the Plan and (ii) prepare and file with the IRS and with Participants information returns reporting payments and sales made under the Plan and taxes withheld therefrom.
ARTICLE IX
PROMOTIONAL ACTIVITIES
Section 9.1. Registration Statement and Prospectus. The Company shall, at its expense, maintain the effectiveness of the, or as needed prepare and file a new, registration statement with the SEC under the Securities Act of 1933 and a prospectus thereof describing the Plan in its generalized form, including all material features, contractual terms and fee and processing arrangements. Such prospectus shall include a prominent statement on the cover to the effect that the services under the Plan are sponsored by the Company and administered by the Administrator, will indicate that the shares of Common Stock held in Accounts for Participants are not subject to protection under the Securities Investor Protection Act of 1970, as amended, and will inform recipients that they must make independent investment decisions based on their own judgment and research. A copy of the Plan may be included as part of the prospectus. The prospectus may not (a) encourage any Person to engage in any particular transactions, whether purchases or sales, (b) include any advice or recommendations or (c) contain any information not expressly permitted by this Section 9.1. Along with the prospectus, the Company may distribute to Participants a letter accompanying the prospectus that briefly references the Plan and refers such Participants to the prospectus for additional information. Any distribution of the prospectus must comply with the restrictions on promotional activities set forth in Section 9.2, other applicable terms and conditions of the Plan and applicable securities laws.
Section 9.2. Other Promotional Activities.
(a) The Administrator may not place any paid advertisements relating to the Plan. The Administrator may issue press releases announcing the Plan generally and may include brief descriptive summaries of transfer agent and Plan services in industry publications. Any such release or summary may describe briefly and generally the mix of Plan features, but may not identify the

Company. In addition, the Administrator may make appearances at industry conferences to discuss transfer agent industry initiatives, including the features available under the Plan. In providing information under the Plan, the Administrator may not offer any advice or recommendations regarding participation in the Plan or suggest that any Person use the Plan or effect any securities transactions. The Company may reference the existence of the Plan in its SEC filings, but will otherwise not communicate about the Plan except as may become necessary in special circumstances to fulfill the Company’s disclosure responsibilities.
(b) The Administrator may respond to inquiries concerning the Plan (including inquiries regarding the Company’s securities generally which are not specifically directed at the Plan) including unsolicited inquiries initiated by Persons who are not, at the time of the inquiry, policy owners, independent consultants, stockholders or employees or directors of the Company. In responding to such inquiries, the Administrator will not identify Participant account information except as requested by the inquiries, and then only as necessary to be responsive to the specific inquiry. The Administrator may, in compliance with the terms of the Plan and any applicable securities laws, in response to inquiries it receives regarding its securities generally which are not specifically directed at the Plan, include any prospectus and/or other materials (or any information contained therein) as part of such response. The Company shall refer all non-ministerial inquiries it receives regarding the Plan to the Administrator.
(c) Without limiting any provision of the Plan or the Company’s ability to distribute a prospectus to Participants, neither the Administrator nor the Company will engage in any “special selling efforts” within the meaning of Regulation M promulgated under the Exchange Act through the operation of the Plan or in connection with making information publicly available about the Plan.
ARTICLE X
MISCELLANEOUS PROVISIONS
Section 10.1. Controlling Law. This Plan shall be construed, regulated and administered under the laws of the State of Colorado without regard to conflicts of laws principles.
Section 10.2. Acceptance of Terms and Conditions of Plan by Participants. Each Participant, as a condition of participation herein, for himself or herself, the Participant’s heirs, executors, administrators, legal representatives and assigns, approves and agrees to be bound by the provisions of this Plan and any subsequent amendments hereto, and all actions of the Company and the Administrator hereunder.
Section 10.3. Company’s Role. Except as expressly set forth in the Plan, and for processing payroll deductions and assigned benefits and commissions to the extent policy owners, independent consultants, stockholders, employees or directors of the Company participate in the Plan, the Company will have no role in the administration or the processing of any transaction under the Plan. Without limiting any other provisions of the Plan, neither the Company nor its Affiliates may (a) make any bids, purchases, offers or sales for or of Common Stock under the Plan or (b) supply the Administrator or any broker or dealer executing purchases with Common Stock for purchase by Participants through the Plan (except in the case of purchases of Common Stock directly from the Company in accordance with Section 3.3(b)). If the Company receives any All Other Investments that are intended to be invested pursuant to Article III hereof, unless the purchases of Common Stock are being made directly from the Company in accordance with Section 3.3(b), in which case the Company shall retain the All Other Investments as consideration for such purchases, it shall promptly transmit the funds so received to the Administrator, following the completion of its source of funds verification in accordance with its Anti-Money Laundering policies and procedures.

APPENDIX B
TABLE OF TRANSACTION TYPES, MINIMUM/MAXIMUM INVESTMENT AMOUNTS, AND SERVICE AND TRADING FEES

TRANSACTION AND FEE TABLE

This Transaction and Fee Table describes the fees applicable to transactions and services under the Plan and includes any minimum and maximum investment amounts under the Plan.

Transaction Type	Minimum Investment	Maximum Investment	Service and Trading Fees (See Notes 1, 2 and 3)

Enrollment by non-stockholder (deducted from the first investment in the Plan)	N/A	N/A	No Fee
Initial Investment (via check)	$500.00	$120,000.00 per calendar year*	$5.00 plus $0.03/share
Initial Investment (via one-time online bank debit)	$500.00	$120,000.00 per calendar year*	$3.50 plus $0.03/share
Initial Investment (via periodic automatic deduction)**	$ 50.00	$120,000.00 per calendar year*	$2.00 plus $0.03/share
Optional Cash Investment (via check)	$ 50.00	$120,000.00 per calendar year*	$5.00 plus $0.03/share
Optional Cash Investment (via one-time online bank debit)	$50.00	$120,000.00 per calendar year*	$3.50 plus $0.03/share
Optional Cash Investment (via periodic automatic deduction)	$50.00	$120,000.00 per calendar year*	$2.00 plus $0.03/share
All Sales of Shares	N/A	N/A	$25.00 plus $0.12/share
Sale of a Fractional Share at Termination or Withdrawal	N/A	N/A	$25.00 plus $0.12/share
Dividend Reinvestment	N/A	N/A	Service and per share trading fees are paid by us on your behalf.
Returned Check or Failed Electronic Payment Fee***	N/A	N/A	$35.00
Customer Service Representative Assistance Fee for Sales	N/A	N/A	$15.00
Notes:
1.All per share trading fees include the applicable brokerage commissions the Plan Administrator is required to pay. Any fractional share will be rounded up to a whole share for the purposes of calculating the per share trading fee.
2.All fees will be deducted from the funds to be invested or from the sales proceeds.
3.The Internal Revenue Service may require that any per share trading fees incurred in the purchase of shares, paid by us on your behalf, be treated as dividend income to you and that such amounts paid for per share trading fees can be included in your cost basis of shares purchased.
*    For the purposes of applying this limit, all investments, including optional cash investments and initial investments, but excluding dividend reinvestments, will be aggregated. Subject to waiver by the Company in its sole discretion.
**    Participation in the Plan by initial investment through periodic automatic deductions requires that you agree to continue the deductions for a minimum of ten (10) consecutive months or until the amount invested reaches $500.00.
*** If the investment is applied to purchase shares before the check or attempted automatic deduction from your bank account is rejected, your purchased shares will be sold and certain fees will be charged against the value of the shares in your account.

B-1

5,000,000 shares of Class A Common Stock
PROSPECTUS
, 2024

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by Citizens, Inc. in connection with the issuance and distribution of the securities being registered. All amounts except the SEC registration fee are estimated.

SEC registration fee	$ 3,567.23 **
Legal and accounting fees and expenses		*
Costs of printing and mailing		*
Miscellaneous fees		*
TOTAL	$	*
_______________
*    Not available at the time of the filing.
**    Previously paid in November 2021; no new fees are due with this registration statement. See Exhibit 107 for explanation of registration fee.

Item 15. Indemnification of Directors and Officers.

Article 109 of Title Seven of the Colorado Revised Statutes enables a Colorado corporation to indemnify its officers, directors, employees and agents against liabilities, damages, costs and expenses for which they are liable if: (i) in their Official Capacities (as defined by this statute), they acted in good faith and had no reasonable basis to believe their conduct was not in the best interest of the Registrant; (ii) in all other cases, their conduct was at least not opposed to the Registrant’s best interests; and (iii) in the case of any criminal proceeding, they had no reasonable cause to believe their conduct was unlawful.

The Registrant’s Restated and Amended Articles of Incorporation limit the liability of directors to the full extent provided by Colorado law. The Registrant’s Bylaws provide indemnification to officers, directors, employees and agents to the fullest extent provided by Colorado law.

Item 16. Exhibits.

The following exhibits are filed as a part of, or incorporated by reference into, this Registration Statement.

5.1*	Opinion of Sheryl Kinlaw, Chief Legal Officer and Secretary of Citizens, Inc.

23.1*	Consent of Independent Registered Public Accounting Firm

23.2*	Consent of Counsel (included in Exhibit 5.1)

24*	Power of Attorney (included on signature page enclosed herein)

107*	Filing Fee Table

*	Filed herewith.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

        (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

        (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by us pursuant to section 13 or section 15(d) of the Securities and Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

        (i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

        (ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
        (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

        (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

        (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
        (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit Plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on November 22, 2024.

CITIZENS, INC.

By: /s/ Jon Stenberg ____________________

Jon Stenberg,
Chief Executive Officer and President
(Principal Executive Officer)

By: /s/ Jeffery P. Conklin _____________________

Jeffery P. Conklin,
Vice President, Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)

POWER OF ATTORNEY AND SIGNATURES

    We, the undersigned directors of Citizens, Inc., hereby appoint Jeffery P. Conklin and Sheryl Kinlaw, as our attorneys-in-fact and agents, with full power to sign for us in our names in the capacities indicated below this registration statement and any and all amendments (including pre-effective and post-effective amendments) thereto, and to file the same, with the exhibits thereto, and other documents in connection herewith, including any related registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, with the Securities and Exchange Commission and generally do all things in our names and on our behalf in such capacities to enable Citizens, Inc. to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission in connection with this registration statement.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Dated: November 22, 2024

/s/ Jerry D. Davis, Jr.	/s/ Gerald W. Shields
Jerry D. Davis, Jr., Chairman of the Board and Director	Gerald W. Shields, Vice Chairman of the Board and Director

/s/ Christopher W. Claus	/s/ Cynthia H. Davis
Christopher W. Claus, Director	Cynthia H. Davis, Director

/s/ Terry S. Maness	/s/ Keith Morgan
Dr. Terry S. Maness, Director	J. Keith Morgan, Director

/s/ Mary Taylor
Mary Taylor, Director